Exhibit 10.1
ELLINGTON CREDIT COMPANY
ADVISORY AGREEMENT
This ADVISORY AGREEMENT is hereby entered into as of April 1, 2025 (this “Agreement”) by and among Ellington Credit Company, a Delaware statutory trust (the “Company”), for itself and on behalf of each of the Company’s current and future Subsidiaries (as defined below), and Ellington Credit Company Management LLC, a Delaware limited liability company (the “Adviser”).
W I T N E S S E T H:
WHEREAS, the Company operates as closed-end management investment company registered as such with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Investment Company Act of 1940, as amended (the “1940 Act”); and
WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”); and
WHEREAS, the Company desires to retain the Adviser to furnish investment advisory services to the Company on the terms and conditions hereinafter set forth, and the Adviser wishes to be retained to provide such services; and
NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:
ARTICLE I. APPOINTMENT
Section 1.01    Appointment. The Company hereby employs the Adviser and the Adviser hereby undertakes to act as the investment adviser of the Company and to perform for the Company such other duties and functions as are hereinafter set forth. The Adviser shall, in all matters, give to the Company and its Board of Trustees (the “Board” and each trustee of the Company, a “Trustee” and collectively, the “Trustees”) the benefit of its judgment, effort, advice and recommendations and shall, at all times conform to, and use its best efforts to enable the Company to conform to: (a) the provisions of the 1940 Act and any rules or regulations thereunder; (b) any other applicable provisions of state or federal law; (c) the provisions of the declaration of Trust (“Declaration of Trust”) and by-laws (“By-Laws”) of the Company, as amended from time to time; (d) policies and determinations of the Board; (e) the fundamental policies and investment restrictions of the Company as reflected in its registration statement under the 1940 Act or as such policies may, from time to time, be amended by the Board, the Trustees, or the Company’s shareholders; and (f) the prospectus and statement of additional information of the Company in effect from time to time. The appropriate officers and employees of the Adviser shall be available upon reasonable notice for consultation with any of the Trustees and officers of the Company with respect to any matters dealing with the business and affairs of the Company.
ARTICLE II. INVESTMENT MANAGEMENT
Section 2.01    Duties. Without limiting the generality of Article I of this Agreement, the Adviser shall:
a)determine the composition of the portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes;
b)identify, evaluate and negotiate the structure of the investments made by the Company;
c)close, monitor and service the Company’s investments;
d)determine the securities and other assets that the Company will purchase, retain, or sell; and
e)provide the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds.
The Adviser shall have the power and authority on behalf of the Company to effectuate its investment decisions for the Company, including the execution and delivery of all documents relating to the Company’s investments and the placement of orders for other purchase or sale transactions on behalf of the Company, subject to the oversight and approval of the Board.
In the event that the Company determines to acquire debt financing, the Adviser will arrange for such financing on the Company’s behalf, subject to the oversight and approval of the Board. If it is necessary for the Adviser to make investments on behalf of the Company through a special purpose vehicle, the Adviser shall have authority to create or arrange for the creation of such special purpose vehicle and to make such investments through such special purpose vehicle (in accordance with the 1940 Act).

Section 2.02    Other Duties of the Adviser. The Adviser shall:
(a)at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons as it shall from time to time determine to be necessary or useful to the performance of its obligations under this Agreement. Without limiting the generality of the foregoing, the staff and personnel of the Adviser shall be deemed to include persons employed or otherwise retained by the Adviser to furnish statistical and other factual data, advice regarding economic factors and trends, information with respect to technical and scientific developments, and such other information, advice and assistance as the Adviser may desire;
(b)furnish such reports, evaluations, information or analyses to the Company as the Board may request from time to time or as the Adviser may deem to be desirable. The Adviser shall make recommendations to the Board with respect to Company policies and shall carry out such policies as are adopted by the Trustees. The Adviser shall, subject to review by the Board, furnish such other services as the Adviser shall from time to time determine to be necessary or useful to perform its obligations under this Agreement; and
(c)from time to time, furnish or otherwise make available to the Company such financial reports, proxy statements and other information relating to the business and affairs of the Company as the Adviser may reasonably require in order to discharge its duties and obligations hereunder. The Adviser shall, as agent, for the Company, maintain the Company’s records required in connection with the performance of its obligations under this Agreement and required to be maintained under the 1940 Act. All such records so maintained shall be the property of the Company and, upon request therefore, the Adviser shall surrender to the Company such of the records so requested; provided that the Adviser may, at its own expense, make and retain copies of any such records.
Section 2.03    Acceptance. The Adviser hereby accepts such employment and agrees during the term hereof to render the services described herein for the compensation provided herein.
Section 2.04    Subadvisers. Subject to the requirements of the 1940 Act, including the prior approval of a majority of the Trustees of the Board, including a majority of the Trustees of the Board who are not “interested persons” and, to the extent required by applicable law, by the shareholders of the Company, the Adviser may, through a subadvisory agreement or other arrangement, delegate to a subadviser any of the duties enumerated in this Agreement, including the management of all or a portion of the assets being managed hereby and/or the fulfilling any of its responsibilities hereunder. Specifically, the Adviser may retain a subadviser to recommend specific securities or other investments based upon the Company’s investment objective and policies, and work, along with the Adviser, in structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Company, subject to the oversight of the Adviser and the Company. Subject to the prior approval of a majority of the Trustees of the Board, including a majority of the Trustees of the Board who are not “interested persons” and, to the extent required by applicable law, by the shareholders of the Company, the Adviser may adjust such duties, the portion of assets being managed, and the fees to be paid by the Adviser; provided that, in each case, the Adviser shall continue to oversee the services provided by such company or employees and any such delegation shall not relieve the Adviser of any of its obligations hereunder. The Adviser and not the Company, shall be responsible for any compensation payable to any subadviser. Any sub-advisory agreement entered into by the Adviser shall be in accordance with the requirements of the 1940 Act and other applicable federal and state law.
Section 2.05    Books and Records. The Adviser agrees to maintain, in the form and for the period required by Rule 31a-2 under the 1940 Act or such longer period as the Company may direct, all records relating to the services rendered by the Adviser under this Agreement and the Company’s investments made by the Adviser as are required by Section 31 under the 1940 Act, and rules and regulations thereunder, and by other applicable legal provisions, including the Advisers Act, the Securities Exchange Act of 1934, as amended, the Commodities Exchange Act, and the respective rules and regulations thereunder, and the Company’s compliance policies and procedures, and to preserve such records for the periods and in the manner required by that Section, and those rules, regulations, legal provisions and compliance policies and procedures. In compliance with the requirements of Rule 31a-3 under the 1940 Act, any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act which are prepared or maintained by the Adviser on behalf of the Company are the property of the Company and shall be surrendered promptly to the Company on request.
Section 2.06    Excess Brokerage Commissions. The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Company to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting such transaction if the Adviser determines, in good faith and taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that the amount of such commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Company’s portfolio, and constitutes the best net result for the Company.
Section 2.07    Proxy Voting. The Adviser shall be responsible for voting any proxies solicited by an issuer of securities held by the Company in the best interest of the Company and in accordance with the Adviser’s proxy voting policies and procedures, as any such proxy voting policies and procedures may be amended from time to time. The Company has been provided with a copy of the Adviser’s proxy voting policies and procedures and has been informed as to how it can obtain further information from the Adviser regarding proxy voting activities undertaken on behalf of the Company. The Adviser shall be responsible for reporting the Company’s proxy voting activities, as required, through periodic filings on Form N-PX.
Section 2.08    Advisory Services Not Exclusive. The Adviser’s services to the Company pursuant to this Agreement are not exclusive, and it is understood that the Adviser may render investment advice, management and services to other persons (including other investment companies) and engage in other activities, so long as its services under this Agreement are not impaired by such other activities. It is understood and agreed that officers or directors of the Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, trustees or directors of any other firm, trust or corporation, including other investment companies. Whenever the Company and one or more other accounts or investment companies advised by the Adviser have available funds for investment, and the responsibility for the management of all of the assets of the Company has not been delegated to a subadviser, investments suitable and appropriate for each entity shall be allocated in accordance with procedures believed by the Adviser to be equitable to each entity over time to the extent permitted by applicable law. Similarly, opportunities to sell securities shall be allocated in a manner believed by the Adviser to be equitable to each entity over time to the extent permitted by applicable law. The Company recognizes that in some cases this procedure may adversely affect the size of the position that may be acquired by or disposed of for the Company.
ARTICLE III. EXPENSES
Section 3.01    Expenses Borne by Adviser. All investment professionals of the Adviser (and/or its affiliates) and their respective staffs, when and to the extent engaged in providing investment advisory and investment management services as set forth in Article II hereunder, and the compensation and routine overhead expenses of such personnel allocable to such services, shall be provided and paid for by the Adviser and not by the Company.
Section 3.02    Expenses Borne by Company. Except as provided in Section 3.01 of this Agreement or otherwise provided in this Agreement, the Adviser shall not be responsible for the Company’s expenses, and the Company assumes and shall pay or cause to be paid all of its expenses, including without limitation:
(a)expenses relating to organizing, merging, liquidating or dissolving the Company and offerings (including without limitation out-of-pocket expenses, but not overhead or employee costs of the Adviser);
(b)calculating the Company’s net asset value (including the cost and expenses of any independent valuation firms);
(c)direct costs and expenses of administration, including for legal, accounting and auditing services (including expenses of legal counsel to the Trustees who are not interested persons (as defined in the 1940 Act) of the Company or the Adviser), printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs;
(d)taxes (including without limitation securities and commodities issuance and transfer taxes) and governmental fees (including without limitation fees payable by the Company to Federal, State or other governmental agencies and associated filing costs);
(e)dues, fees, charges and expenses incurred in connection with membership in investment company organizations (including without limitation membership dues of the Investment Company Institute) or trade associations;
(f)costs associated with distributing shareholder reports, proxy materials, prospectuses, stock certificates, distribution of dividends and/or other notices to shareholders, including printing costs and any other proxy voting expenses;
(g)charges or distributions required to be paid to the Company’s custodians and sub-custodians, administrators and sub-administrators, registrars, depositories, transfer agents, dividend disbursing agents and dividend reinvestment plan agents (including settlement and clearing costs and other expenses under the custody, administration and other agreements);
(h)fees and expenses associated with marketing and distribution efforts;

(i)fees and expenses paid to agents and intermediaries for sub-transfer agency, sub-accounting and other shareholder services on behalf of shareholders of the Company held through omnibus and networked, record shareholder accounts;
(j)payment for portfolio pricing services to a pricing agent, if any;
(k)registration and filing fees of the SEC and various states and other jurisdictions (including filing fees and legal fees and disbursements of counsel);
(l)fees and expenses of registering or qualifying securities of the Company federally or in the various states;
(m)fees and expenses incident to qualifying and listing of the Company’s shares on any exchange;
(n)postage, freight and other charges in connection with the shipment of the Company’s portfolio securities;
(o)fees and expenses of Trustees who are not interested persons (as defined in the 1940 Act) of the Company or the Adviser and of any other trustees or members of any advisory board or committee who are not employees of the Adviser or any corporate affiliate of the Adviser;
(p)salaries of shareholder relations personnel and/or fees and expenses associated with marketing, branding, advertising and shareholder relations efforts;
(q)costs of shareholders meetings;
(r)all insurance costs incurred with respect to insurance policies obtained in connection with the operation of the Company’s business, including but not limited to insurance covering activities of the Adviser and its employees relating to the performance of the Adviser’s duties and obligations under this Agreement, trustees and officers (D&O liability insurance), errors and omissions insurance (E&O insurance), employee practices liability, cybersecurity, and fidelity insurance and fidelity bonds (e.g. for ERISA and otherwise), each as applicable;
(s)any and all fees, costs and expenses incurred in creating, implementing or maintaining third-party or proprietary software tools, programs, hardware or other technology for the benefit of the Company (including, without limitation, any and all fees, costs and expenses of any investment, books and records, portfolio compliance and reporting systems, general ledger or portfolio accounting systems and similar systems and services, including, without limitation, consultant, software licensing, data management and recovery services fees and expenses);
(t)travel-related and other expenses for trustee, executive and administrative staff in connection with activities for the benefit of the Company;
(u)interest and other costs payable on any debt incurred to finance the Company’s investments;
(v)any interest or brokerage costs (including without limitation brokers’ commissions or transactions costs chargeable to the Company in connection with portfolio securities transactions to which the Company is a party);
(w)the Company’s proportionate share of expenses related to co-investments;
(x)all expenses incident to the payment of any dividend, distribution (including any dividend or distribution program), withdrawal or redemption, whether in shares or in cash;
(y)litigation and other extraordinary or non-recurring expenses (including without limitation legal claims and liabilities and litigation costs and any indemnification related thereto) (subject, however, to indemnification provisions of this Agreement);
(z)the compensation of the Company’s chief compliance officer and the salary of any compliance personnel of the Adviser and its affiliates who provide compliance-related services to the Company, provided such salary expenses are properly allocated between the Company and other affiliates, as applicable, and any costs associated with the monitoring, testing and revision of the Company’s compliance policies and procedures required by Rule 38a-1 under the 1940 Act, including costs, expenses or fees payable to third-parties;
(aa)the cost of any valuation services retained by the Company or the Adviser with respect to the Company’s investments or potential investments (including engagement of such valuation service provider by the Adviser or its affiliates) and all other charges and costs of the Company’s operations;
(bb)fees and expenses incurred by the Adviser or the Company in monitoring financial and legal affairs for the Company and in monitoring the Company’s investments and performing due diligence on its prospective investments or otherwise relating to, or associated with, evaluating, making, maintaining and disposing of investments; and
(cc)all other expenses incurred by the Company or the Administrator in connection with administering the Company’s business, such as the allocable portion of overhead and other expenses incurred by Ellington Credit Company Administrator LLC in performing its obligations under the Administration Agreement, including, without limitation, rent, office supplies, the fees and expenses associated with performing compliance functions, and the Company’s allocable portion of the costs of compensation and related expenses of the Company’s chief financial officer, chief operating officer and their respective support staff.
The Company shall also reimburse the Adviser or its affiliates for any expenses of the Company as may be reasonably incurred as specifically provided for in this Agreement (including, for the avoidance of doubt, any of the above expenses incurred by the Adviser or its affiliates on the Company’s behalf) or as specifically agreed to by the Board. The Adviser shall keep and supply to the Company reasonable records of all such expenses.
ARTICLE IV. COMPENSATION
Section 4.01    Base Management Fee. With respect to each fiscal quarter commencing with the quarter in which this Agreement is executed, the Adviser shall receive a management fee (the “Base Management Fee”) equal to the Quarterly Base Management Fee Amount. Within forty-five (45) days after the end of each fiscal quarter, the Adviser will compute the Base Management Fee with respect to such fiscal quarter, and the Company will pay the Base Management Fee with respect to such fiscal quarter in cash within fifteen (15) Business Days following the delivery to the Company of the Adviser’s written statement setting forth the computation of the Base Management Fee for such fiscal quarter; provided, however, that such Base Management Fee may be offset by the Company against amounts due to the Company by the Adviser.
Section 4.02    Quarterly Performance Fee. In addition to the Base Management Fee, the Company shall pay the Adviser a performance fee (the “Performance Fee”) with respect to the Company’s Pre-Performance Fee Net Investment Income in each fiscal quarter as follows:
(a)If the Company’s Pre-Performance Fee Net Investment Income for such quarter does not exceed the Hurdle Amount for such quarter, then no Performance Fee is payable to the Adviser with respect to such quarter;
(b)If the Company’s Pre-Performance Fee Net Investment Income for such quarter exceeds the Hurdle Amount for such quarter but is less than or equal to 121.21% of the Hurdle Amount, then 100% of the portion of the Company’s Pre-Performance Fee Net Investment Income that exceeds the Hurdle Amount (the “Catch-Up”) is payable to the Adviser as the Performance Fee with respect to such quarter. Therefore, once the Company’s Pre-Performance Fee Net Investment Income for such quarter exactly reaches 121.21% of the Hurdle Amount, the Adviser will have accrued a Performance Fee with respect to such quarter that is exactly equal to 17.5% of the Pre-Performance Fee Net Investment Income (because 21.21% of the Hurdle Amount (which is the Pre-Performance Fee Net Investment Income captured by the Adviser during the Catch-Up phase) is equal to 17.5% of 121.21% of the Hurdle Amount (which is the entire Pre-Performance Fee Net Investment Income at the end of the Catch-Up phase)); and
(c)If the Company’s Pre-Performance Fee Net Investment Income for such quarter exceeds 121.21% of the Hurdle Amount for such quarter, then 17.5% of the Company’s Pre-Performance Fee Net Investment Income is payable to the Adviser as the Performance Fee with respect to such quarter.
(d)With respect to the Performance Fee, there shall be no accumulation of the Hurdle Amount from quarter to quarter, no claw back of amounts previously paid if the Pre-Performance Fee Net Investment Income in any subsequent quarter is below the Hurdle Amount for such subsequent quarter, and no delay or adjustment of payment if the Pre-Performance Fee Net Investment Income in any prior quarter was below the Hurdle Amount for such prior quarter.
(e)Within forty-five (45) days after the end of each fiscal quarter, the Adviser will compute the Performance Fee with respect to such fiscal quarter, and the Company will pay the Performance Fee with respect to such fiscal quarter in cash within fifteen (15) Business Days following the delivery to the Company of the Adviser’s written statement setting forth the computation of the Performance Fee for such fiscal quarter.
(f)Notwithstanding the provisions of Section 4.01 and 4.02, in the event that the Company acquires or invests in (i) any equity of a corporate collateralized loan obligation (“CLO”) at issuance that is managed, structured or originated by the Adviser or any of its affiliates, (ii) any investment fund, account or other investment that is managed, structured or originated by the Adviser or any of its affiliates or (iii) a participating interest at issuance in the debt securities of an issuer of debt for which the Adviser or any of its Affiliates has received a management fee, an origination fee or a structuring fee, then in each such case, unless approved otherwise by a majority of the independent Trustees, the Quarterly Base Management Fee Amount and the quarterly Performance Fee payable by the Company to the Adviser will in the aggregate be reduced by (or the Adviser will otherwise rebate to the Company) an amount equal to the portion of any management fees, origination fees or structuring fees payable to the Adviser or its Affiliates that is allocable to the Company’s equity investment or participating interest, as the case may be, in such CLO, investment fund, other investment or debt securities for the same periods.
Section 4.03    Definitions. Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

(a)“Base Management Fee Annual Rate” means 1.50%.
(b)“Business Day” means any day except a Saturday, Sunday or day on which banking institutions in New York, New York are not required to be open.
(c)“Hurdle Amount” for any fiscal quarter means the result obtained by multiplying the Net Asset Value of Common Equity at the end of the immediately preceding fiscal quarter by the Hurdle Rate. The Hurdle Amount shall be appropriately adjusted for any common share issuances or repurchases during the fiscal quarter.
(d)“Hurdle Rate” means 2.00% per quarter, or 8.00% annually. The Hurdle Rate shall be appropriately prorated for partial quarterly periods based on the number of days in such partial period compared to a 90-day quarter.
(e)“Net Asset Value” means the figure that is equal to the total assets of the Company minus its total liabilities.
(f)“Net Asset Value of Common Equity” means the portion of Net Asset Value attributable to common equity.
(g)“Pre-Performance Fee Net Investment Income” for any fiscal quarter means interest income (including accretions of discounts, amortization of premiums, and payment-in-kind income), dividend income, and any other income (including any fee income) earned or accrued by the Company during such fiscal quarter, minus the Company’s operating expenses for such quarter (which, for this purpose, shall not include any litigation-related expenses, any extraordinary expenses, or Performance Fee). Pre-Performance Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. For purposes of computing Pre-Performance Fee Net Investment Income, the calculation methodology will look through total return swaps as if the Company owned the referenced assets directly. As a result, Pre-Performance Fee Net Investment Income includes net interest (whether positive or negative) associated with a total return swap, which is the difference between (a) the interest income and transaction fees related to the reference assets and (b) all interest and other expenses paid by the Company to the total return swap counterparty. In the case of an interest rate swap, Pre-Performance Fee Net Investment Income includes the net payments and net accruals of periodic payments.
(h)“Quarterly Base Management Fee Amount” means, with respect to any fiscal quarter, the product of: (i) the Net Asset Value as of the end of such fiscal quarter, and (ii) one-fourth of the Base Management Fee Annual Rate. The Quarterly Base Management Fee Amount shall be prorated for partial quarterly periods based on the number of days in such partial period compared to a 90-day quarter.
Section 4.04    Expiration or Termination. If this Agreement expires or is terminated, the Adviser shall be entitled to receive all amounts (including any accrued but unreimbursed expenses) payable to it and not yet paid pursuant to this Article IV.
ARTICLE V. COVENANTS; NON-EXCLUSIVITY; AND DUALITY
Section 5.01    Covenants of the Adviser. The Adviser covenants that it is registered as an investment adviser under the Advisers Act. The Adviser agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.
Section 5.02    Non-Exclusivity. The services of the Adviser to the Company under this Agreement are not to be deemed exclusive as to the Adviser, and the Adviser will be free to render similar services to other investment companies and other clients. Except to the extent necessary to perform the Adviser’s obligations under this Agreement, nothing herein shall be deemed to limit or restrict the right of the Adviser, or any affiliate of the Adviser, or any employee of the Adviser, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association. So long as this Agreement or any extension, renewal or amendment remains in effect, the Adviser shall be the only investment adviser for the Company, subject to the Adviser’s right to enter into sub-advisory agreements. the Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and shareholders of the Company are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, shareholders, members, managers or otherwise, and that the Adviser and directors, officers, employees, partners, shareholders, members and managers of the Adviser and its affiliates are or may become similarly interested in the Company as directors, officers, employees, shareholders or otherwise.
Section 5.03    Dual Directors, Officers and/or Employees. If any person who is a manager, officer or employee of the Adviser is or becomes a director, officer and/or employee of the Company and acts as such in any business of the Company, then such manager, officer and/or employee of the Adviser shall be deemed to be acting in such capacity solely for the Company, and not as a manager, officer or employee of the Adviser or under the control or direction of the Adviser, although paid by the Adviser.

ARTICLE VI. PORTFOLIO TRANSACTIONS AND BROKERAGE
Section 6.01    Brokers. The Adviser is authorized, subject to the supervision and oversight of the Board, to establish and maintain accounts on behalf of the Company with, and place orders for the purchase and sale of the Company’s portfolio securities or other investments with or through, such persons, brokers or dealers, futures commission merchants or other counterparties (“brokers”) as the Adviser may elect and negotiate commissions to be paid on such transactions; provided, however, that a broker affiliated with the Adviser shall be used only in transactions permissible under applicable laws, rules and regulations, including, without limitation, the 1940 Act and the Advisers Act and the rules and regulations promulgated thereunder, as well as permitted by the relevant policies and procedures adopted by the Company. The Adviser, upon reasonable request of the Board, shall promptly provide the Board with copies of all agreements regarding brokerage arrangements related to the Company.
Section 6.02    Placing Orders. The Adviser shall enter into transactions and place orders for the purchase and sale of portfolio investments for the Company’s account with brokers, dealers and/or other counterparties selected by the Adviser. In the selection of such brokers, dealers and/or other counterparties and the entering into of such transactions and placing of such orders, the Adviser shall seek to obtain for the Company the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services, as provided below. In using its reasonable efforts to obtain for the Company the most favorable price and execution available, the Adviser, bearing in mind the best interests of the Company at all times, shall consider all factors it deems relevant, including without limitation price, the size of the transaction, the breadth and nature of the market for the security, the difficulty of the execution, the amount of the commission, if any, the timing of the transaction, market prices and trends, the reputation, experience and financial stability of the broker, dealer or counterparty involved and the quality of service rendered by the broker or dealer in other transactions. Subject to such policies as the Board may determine, or as may be mutually agreed to by the Adviser and the Board, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Company to pay a broker or dealer that provides brokerage and research services (within the meaning of Section 28(e) of the 1934 Act, and any SEC guidance issued thereunder) to the Adviser an amount of commission for effecting an investment transaction in the Company that is in excess of the amount of commission or spread that another broker or dealer would have charged for effecting that transaction if, but only if, the Adviser determines in good faith that such commission or spread was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of either that particular transaction or the overall responsibility of the Adviser with respect to the accounts for which it exercises investment discretion (as such term is defined in Section 3(a)(35) of the 1934 Act). It is recognized that the services provided by such brokers and dealers may be useful to the Adviser in connection with the Adviser’s services to other clients. The Adviser is responsible for obtaining a completed Form W-9 from any broker it selects to place orders for the Company, and responsible for providing such to the Company.
Section 6.03    Written Report. On an ongoing basis, but not less often than annually, the Adviser shall provide a written report summarizing the considerations used for selecting brokers, dealers and other counterparties in the Adviser’s purchases and sales of portfolio investments and analysis regarding “best execution,” taking into account the Adviser’s best execution policy (provided that the Adviser shall not be required to weigh any particular factor on an equal basis), as well as any “soft dollar” or similar arrangements that the Adviser maintains with brokers or dealers that execute transactions for the Company, and of all research and other services provided to the Adviser by a broker or dealer (whether prepared by such broker or dealer or by a third party) as a result, in whole or in part, of the direction of transactions for the Company by the Adviser to the broker or dealer.
Section 6.04    Right to Aggregate. On occasions when the Adviser or its affiliates deems the purchase or sale of a security to be in the best interests of the Company as well as other clients of the Adviser or its affiliates, as applicable, the Adviser or its affiliates, to the extent permitted by applicable laws and regulations (including without limitation any applicable exemptive orders or SEC guidance) and subject to the trade allocation procedures approved by the Board, may, but shall be under no obligation to, aggregate the securities to be sold or purchased. In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Adviser in accordance with the approved procedures.
Section 6.05    Commissions. The Adviser shall render reports to the Board as requested regarding commissions generated as a result of trades executed by the Adviser for the Company, as well as information regarding third-party services, if any, received by the Adviser as a result of trading activity relating to the Company with brokers and dealers.
ARTICLE VII. DURATION AND TERMINATION
Section 7.01    Duration. This Agreement will take effect on the date first set forth above. Unless earlier terminated pursuant to the provisions of herein, this Agreement shall remain in effect for two years, and thereafter will continue in effect from year to year, so long as such continuance shall be approved at least annually by (a) the vote of the Company’s Board, or by the vote of a majority of the outstanding voting securities of the Company and (b) the vote of a majority of the Company’s Trustees who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of any such party, in accordance with the requirements of the 1940 Act. This Agreement may be terminated at any time, without the payment of any penalty, upon sixty (60) days’ written notice, by the vote of a majority of the outstanding voting securities of the Company, or by the vote of the Company’s Directors or by the Adviser. This Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the 1940 Act).
Section 7.02    Termination. This Agreement may be terminated: (a) by the Adviser at any time without penalty upon giving the Company sixty (60) days’ written notice (which notice may be waived by the Company); (b) by the Company at any time without penalty upon sixty (60) days’ written notice to the Adviser (which notice may be waived by the Adviser); or (c) by the Company upon delivery of written notice from the Company to the Adviser in the event of a material breach of any provision of this Agreement by the Adviser, provided that, to the extent such material breach is capable of being cured, the Company shall have first provided the Adviser written notice of the material breach, and the Adviser shall have failed to cure such breach to the reasonable satisfaction of the Company within thirty (30) days after the delivery of such notice; provided that termination by the Company under (b) or (c) above shall be directed or approved by the vote of a majority of all of the Trustees then in office or by the vote of the holders of a “majority” (as defined in the 1940 Act) of the outstanding voting securities of the Company.
ARTICLE VIII. MISCELLANEOUS
Section 8.01    Limitation of Liability; Indemnification. To the full extent permitted by applicable law, the Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with any such person or entity or with the Adviser) shall not be liable to the Company for any action taken or omitted to be taken by the Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with any such person or entity or with the Adviser) in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Company, except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services, and the Company shall indemnify, defend and protect the Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with any such person or entity or with the Adviser, each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses(including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Company. Notwithstanding the preceding sentence of this section to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement (as the same shall be determined in accordance with the 1940 Act and any interpretations or guidance by the SEC or its staff thereunder). Nothing in this Agreement shall in any way constitute a waiver or limitation by the Company of any rights or remedies which may not be so limited or waived in accordance with applicable law.
Section 8.02    Assignment or Amendment. This Agreement may not be amended without the affirmative vote of the Board, including a majority of the Trustees who are not parties to this Agreement or interested persons of any such party, cast at a meeting called for the purposes of voting on such approval in accordance with the requirements of the 1940 Act and, where required by the 1940 Act, by a vote or written consent of a “majority” of the outstanding voting securities of the Company, and shall automatically and immediately terminate in the event of its “assignment,” as defined in the 1940 Act.
Section 8.03    Independent Contractor. Except as otherwise provided herein or authorized by the Board from time to time, the Adviser shall for all purposes herein be deemed to be an independent contractor and shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.
Section 8.04    Disclaimer of Shareholder Liability. The Adviser understands that the obligations of the Company under this Agreement are not binding upon any Trustee or shareholder of the Company personally, but bind only the Company and the Company’s property. The Adviser represents that it has notice of the provisions of the Declaration of Trust of the Company disclaiming shareholder liability for acts or obligations of the Company.

Section 8.05    Definitions. The terms and provisions of this Agreement shall be interpreted and defined in a manner consistent with the provisions and definitions of the 1940 Act.
Section 8.06    Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken altogether shall constitute one and the same Agreement. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.
Section 8.07    Governing Law, Jurisdiction, etc. This Agreement shall be governed by and construed in accordance with substantive laws of the State of New York without reference to choice of law principles thereof and in accordance with the 1940 Act. In the case of any conflict, the 1940 Act shall control. The state and federal courts sitting within the State and County of New York shall be the sole and exclusive forums for any action or proceeding hereunder and the parties hereto consent to the jurisdiction thereof. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 8.08    Severability. If any provision of this Agreement shall be held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.
Section 8.09    Entire Agreement. This Agreement contains the entire understanding and agreement of the parties with respect to the subject matter hereof. Each party shall perform such further actions and execute such further documents as are necessary to effectuate the purpose of this Agreement.
Section 8.10    Survival. The provisions of Sections 4.01, 5.02, 8.04, 8.07 and 8.10 shall survive termination of this Agreement.
Section 8.11    No Waiver. The failure of either party hereto to enforce at any time for any period the provisions of or any rights deriving from this Agreement shall not be construed to be a waiver of such provisions or rights or the right of such party thereafter to enforce such provisions, and no waiver shall be binding unless executed in writing by all parties hereto.
Section 8.12    Third-Party Beneficiaries. Nothing in this Agreement, either express or implied, is intended to or shall confer upon any person other than the parties hereto and the Indemnified Parties any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
Section 8.13    Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.
Section 8.14    Notice. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Adviser at 53 Forest Ave, Old Greenwich, CT, 06830, Attention: Chief Executive Officer; with a copy to: Ellington Management Group, L.L.C. at 53 Forest Ave, Old Greenwich, CT, 06830, Attention: General Counsel; or (2) to the Company at 53 Forest Ave, Old Greenwich, CT, 06830, Attention: Chief Executive Officer, with a copy to: Ellington Management Group, L.L.C. at 53 Forest Ave, Old Greenwich, CT, 06830, Attention: General Counsel.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
THE COMPANY:
ELLINGTON CREDIT COMPANY (for itself and each of its direct and indirect subsidiaries)
By: /s/ Laurence E. Penn
Name: Laurence E. Penn
Title: Chief Executive Officer
THE ADVISER:
ELLINGTON CREDIT COMPANY MANAGEMENT LLC
By: /s/ Laurence E. Penn
Name: Laurence E. Penn
Title: Executive Vice President